Exhibit 99.1

INAP Reports First Quarter 2017 Financial Results

•	Major milestone achieved through debt refinancing to gain balance sheet flexibility

•	Revenue of $72.1 million down slightly sequentially but at a decreasing rate year-over-year

•	GAAP net loss of $(8.2) million compared to fourth quarter 2016 GAAP net loss of $(13.1) million, which included $7.1 million of costs associated with exit activities, restructuring and impairments

•	Cash Flow from Operations of $7.3 million, including payment of debt lender fees of $2.6 million, decreased $2.9 million from fourth quarter 2016

•	Adjusted EBITDA[1] of $21.6 million, including non-recurring items, enables increase in Adjusted EBITDA outlook to $85M-$90M

•	Adjusted EBITDA less CapEx[1] of $15.6 million significantly ahead of last year, increasing free cash flow

•	INAP continues to execute on reductions in colocation and network costs

ATLANTA– (May 9, 2017) Internap Corporation (NASDAQ: INAP), a provider of high-performance Internet infrastructure including Colocation, Cloud, and Network Services, today announced financial results for the first quarter of 2017.

“We entered the first quarter targeting a clear set of key initiatives, namely to: complete our debt refinancing; expand our sales force; and realign our operations along formalized INAP COLO and INAP CLOUD pure-play segments. We ended the quarter ahead of schedule on many fronts, and are now tackling Phase 2 and 3 of our cost savings and margin expansion projects, particularly in our partnered sites and in network services. We are very confident we can successfully improve INAP operations, and are increasing our profitability and Adjusted EBITDA outlook to reflect our early experience and expectations for 2017. Ultimately, all of this work in establishing a new baseline is designed to position the company to participate in strategic transactions down the road to strengthen our portfolio in the growing Internet Infrastructure industry. We are very excited about our prospects for profitable growth."

First Quarter 2017 Financial Summary

($ in thousands)

				YoY		QoQ
	1Q 2017	4Q2016	1Q 2016	Growth		Growth

Total Revenue	$72,133	$74,117	$75,924	-5.0%		-2.7%
Operating Expenses	$71,641	$79,115	$78,125	-8.3%		-9.4%

GAAP Net Loss*	$(8,230)	$(13,110)	$(9,644)	-14.7%		-37.2%
GAAP Net Loss Margin	-11.4%	-17.7%	-12.7%	-130	BPS	-630	BPS

Minus goodwill impairment and other items*	$3,414	$7,613	$3,536	-3.5%		-55.2%
Normalized Net Loss[2]	$(4,816)	$(5,497)	$(6,108)	-21.2%		-12.4%

Adjusted EBITDA[1]	$21,554	$21,561	$20,476	5.3%		0.0%
Adjusted EBITDA Margin[1]	29.9%	29.1%	27.0%	290	BPS	80	BPS

Capital Expenditures (CapEx)	$5,989	$6,250	$12,681	-52.8%		-4.2%
Adjusted EBITDA less CapEx[1]	$15,565	$15,311	$7,795	99.7%		1.7%

1

* Fourth quarter 2016 Operating Expenses and reported GAAP Net Loss included $7.1 million of costs associated with exit activities, restructuring and impairments, including an additional goodwill impairment of $1.9 million.

Beginning with first quarter 2017 reporting, INAP has redefined its segment reporting into two pure play business units:

•	INAP COLO, formerly Data Center and Networking Services, comprised of colo, IP network services, and managed hosting. Managed hosting was previously included in the Cloud and Hosting Services segment; and
•	INAP CLOUD, formerly Cloud and Hosting Services, comprised of AgileCLOUD, iWeb, Ubersmith and Funio.

Revenue

●	Revenue totaled $72.1 million in the first quarter, a decrease of 5.0% year-over-year and 2.7% sequentially. The year-over-year decrease was attributable to the decline in network services as well as colocation and INAP CLOUD revenues, which were negatively impacted by expected churn from a small number of large customers; on a sequential basis, these decreases were partially offset by growth in Agile bare-metal revenue.

●	INAP COLO revenue totaled $53.3 million in the first quarter, a decrease of 4.5% year-over-year and 3.0% sequentially. The decreases were primarily attributable to lower network services and partner-controlled colocation revenue in addition to previously discussed churn from one large customer.

●	INAP CLOUD revenue totaled $18.8 million in the first quarter, a decrease of 6.2% year-over-year and 1.8% sequentially. The year-over year decrease was driven by the acquisition of a customer by a large social media company in the past year. The sequential decrease was driven by higher iWeb churn partially offset by growth in Agile bare-metal server revenue.

Net Loss, Normalized Net Loss, Adjusted EBITDA and Business Unit Contribution

●	GAAP net loss was $(8.2) million compared with $(9.6) million in the first quarter of 2016 and $(13.1) million including $7.1 million of costs associated with exit activities, restructuring and impairment in the fourth quarter of 2016. GAAP net loss margin was -11.4% in the first quarter of 2017.

●	Normalized net loss was $(4.8) million compared with $(6.1) million in the first quarter of 2016 and $(5.5) million in the fourth quarter of 2016.

●	Adjusted EBITDA totaled $21.6 million in the first quarter, an increase of 5.3% compared with the first quarter of 2016 and comparable to the fourth quarter of 2016. Adjusted EBITDA margin was 29.9% in the first quarter, up 290 basis points year-over-year and 80 basis points sequentially. The increases in Adjusted EBITDA were attributable to continued focus on cost control.

●	Business Unit Contribution[3] – As part of the realignment of its segments into two pure play business units, INAP COLO and INAP CLOUD, INAP is providing a measure of unit-level profitability called business unit contribution[3].

•	INAP COLO business unit contribution totaled $19.7 million in the first quarter, a 3.3% increase compared with the first quarter of 2016 and a 2.4% decrease from the fourth quarter of 2016. As a percent of revenue, INAP COLO business unit contribution margin was 36.9% in the first quarter, up 280 basis points year-over-year and 20 basis points sequentially. The year-over-year business unit contribution increase reflects improving cost control. The sequential business unit contribution decrease was primarily driven by the revenue decrease.

•	INAP CLOUD business unit contribution totaled $9.3 million in the first quarter, a 2.7% increase compared with the first quarter of 2016 and a less than 1.0% increase from the fourth quarter of 2016. As a percent of revenue, INAP CLOUD business unit contribution margin was 49.6% in the first quarter, up 430 basis points year-over-year and up 120 basis points sequentially. The increases reflect improving cost control.

Balance Sheet and Cash Flow Statement

●	Cash and cash equivalents totaled $9.2 million at March 31, 2017. Total debt was $329.6 million, net of discount and prepaid costs, at the end of the quarter, including $51.8 million in capital lease obligations. On April 6, 2017 INAP entered into a new Senior Secured Credit Facility, including a $300 million First Lien Term Loan and a $25 million (undrawn) Revolver, thereby completing the refinancing of its senior secured debt.

2

●	Cash generated from operations for the three months ended March 31, 2017 was $7.3 million compared to $10.8 million in first quarter of 2016 and $10.2 million in fourth quarter of 2016. Capital expenditures over the same periods were $6.0 million compared to $12.7 million and $6.3 million, respectively. Adjusted EBITDA less CapEx was $15.6 million compared to $7.8 million in first quarter 2016 and 15.3 million in fourth quarter 2016. Free cash flow[4] over the same periods was $1.3 million compared to $(1.9) million and $3.9 million, respectively. Unlevered free cash flow[4] was $8.6 million for the first quarter 2017 compared to $4.6 million in first quarter 2016 and $11.5 million in fourth quarter 2016.

“First quarter 2017’s performance reflected the improvements we are making in our operating leverage, with Adjusted EBITDA improving despite the down revenue comparison,” said Robert M. Dennerlein, Chief Financial Officer of INAP. “Additionally, we were able to reduce the Q4-to-Q1 rate of revenue decrease from a year ago. These results dovetail with our main financial objective of increasing run rate profitability and cash flow by streamlining our cost base, managing CapEx toward high-return projects, and culling our revenue base of our least profitable streams. Now that our balance sheet is successfully recapitalized, we are in full execution of the next phases of profitability improvement. We have refined our Adjusted EBITDA outlook upward and our CapEx outlook downward.”

Business Outlook

Full-Year 2017 Expected Range
	Previous Guidance	Current Guidance

Revenue	$275 million - $285 million	$275 million - $285 million

Adjusted EBITDA	$84 million - $87 million	$85 million - $90 million

Capital Expenditures	Approximately $42 million	$37 million - $42 million

1	Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA less CapEx are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures”. Reconciliations between GAAP information and non-GAAP information related to Adjusted EBITDA and Adjusted EBITDA margin are contained in the table entitled “Reconciliation of GAAP Net Loss to Adjusted EBITDA”. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of revenue. A reconciliation between GAAP information and non-GAAP information related to Adjusted EBITDA less CapEx is contained in the table entitled “Reconciliation of GAAP Net Cash Flows provided by Operating Activities to Adjusted EBITDA less CapEx.

2	Normalized net loss is a non-GAAP financial measure which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures”. Reconciliations between GAAP information and non-GAAP information related to normalized net loss are contained in the table entitled “Reconciliation of Net Loss to Normalized Net Loss”.

3	Business unit contribution and business unit contributed margin are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to business unit contribution and business unit contribution margin are contained in the table entitled “Business Unit Contribution and Business Unit Contribution Margin” in the attachment. Business unit contribution margin is business unit contribution as a percentage of revenue.

4	Free cash flow and unlevered free cash flow are non-GAAP financial measures which we define in the attachment to the press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to Free cash flow and unlevered free cash flow are contained in the table entitled “Free Cash Flow and Unlevered Free Cash Flow”.

3

Conference Call Information:

Internap Corporation’s first quarter 2017 conference call will be held today at 8:30 a.m. ET. Listeners may connect to a webcast of the call, which will include accompanying presentation slides, on the investor relations section of Internap’s web site at http://ir.internap.com/events.cfm. The call can also be accessed by dialing 877-334-0775. International callers should dial 631-291-4567. An online archive of the webcast presentation will be available for one month following the call. An audio-only replay will be accessible from Tuesday, May 9, 2017 at 8 p.m. ET through Monday, May 15, 2017 at 855-859-2056 using replay code 74495656. International callers can listen to the archived event at 404-537-3406 with the same code.

About INAP

Internap Corporation (NASDAQ: INAP) is a leading technology provider of Internet infrastructure through both Colocation Business and Enterprise Services (including network connectivity, IP, bandwidth, and Managed Hosting), and Cloud Services (including enterprise-grade AgileCLOUD 2.0, Bare-Metal Servers, and SMB iWeb platforms). INAP's global high-capacity network connects 15 company-controlled Tier 3-type data centers in major markets in North America, 34 wholesale partnered facilities, and points of presence in 26 central business districts around the world. INAP continues to transform since its inception in 1996, meeting customer demand for custom solutions and high-touch state-of-the-art colocation and cloud products and services. INAP now operates a premium business model that also provides high-power density colocation, low-latency bandwidth, and public and private cloud platforms in an expanding internet infrastructure industry. For more information, visit www.inap.com.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include statements related to cost reductions, improved profitability, margin expansion, operations improvement, participation in strategic transactions, our strategy to align into pure-play businesses and our expectations for full-year 2017 revenue, Adjusted EBITDA and capital expenditures. Our ability to achieve these forward-looking statements is based on certain assumptions, including our ability to execute on our business strategy, leveraging of multiple routes to market, expanded brand awareness for high-performance Internet infrastructure services and customer churn levels. These assumptions may prove inaccurate in the future. Because such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause Internap’s actual results to differ materially from those in the forward-looking statements. These factors include our ability to execute on our business strategy and drive growth; our ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; the robustness of the IT infrastructure services market; our ability to achieve or sustain profitability; our ability to expand margins and drive higher returns on investment; our ability to sell into new and existing data center space; the actual performance of our IT infrastructure services; our ability to correctly forecast capital needs, demand planning and space utilization; our ability to respond successfully to technological change and the resulting competition; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve Internet infrastructure services to our customers; and our ability to protect our intellectual property; market conditions and the terms of any issuance of equity or debt securities or the refinancing or amendment of our indebtedness; risks related to our indebtedness, including our substantial amount of debt, our ability to incur debt and increases in interest rates or in our borrowing margins; our ability to meet the financial and other covenants contained in our credit agreement; as well as other factors discussed in our filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

###

Investor Contacts

Richard Ramlall

404-302-9982

ir@internap.com

Carolyn Capaccio/Jody Burfening

LHA

212-838-3777

internap@lhai.com

4

INTERNAP CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016
Revenues:
INAP COLO	$53,339	$55,881
INAP CLOUD	18,794	20,043
Total revenues	72,133	75,924

Operating costs and expenses:
Direct costs of sales and services, exclusive of depreciation and amortization, shown below:
INAP COLO	24,806	26,333
INAP CLOUD	4,239	4,744
Direct costs of customer support	7,264	8,804
Sales, general and administrative	16,564	18,930
Depreciation and amortization	17,745	19,113
Exit activities, restructuring and impairments	1,023	201

Total operating costs and expenses	71,641	78,125

Income (loss) from operations	492	(2,201)

Non-operating expenses:
Interest expense	8,137	6,985
Loss on foreign currency, net	97	433
Other, net	-	(77)
Total non-operating expenses	8,234	7,341

Loss before income taxes and equity in earnings of equity-method investment	(7,742)	(9,542)
Provision for income taxes	518	138
Equity in earnings of equity-method investment, net of taxes	(30)	(36)

Net loss	$(8,230)	$(9,644)

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INTERNAP CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	March 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$9,174	$10,389
Accounts receivable, net of allowance for doubtful accounts of $1,301 and $1,246, respectively	15,654	18,044
Prepaid expenses and other assets	10,311	10,055
Total current assets	35,139	38,488

Property and equipment, net	291,583	302,680
Investment in joint venture	3,099	3,002
Intangible assets, net	27,138	27,978
Goodwill	50,209	50,209
Deposits and other assets	7,940	8,258
Total assets	$415,108	$430,615

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$18,003	$20,875
Accrued liabilities	10,445	10,603
Deferred revenues	5,417	5,746
Capital lease obligations	10,164	10,030
Term loan, less discount and prepaid costs of $2,037 and $2,243, respectively	963	757
Exit activities and restructuring liability	2,922	3,177
Other current liabilities	3,089	3,171
Total current liabilities	51,003	54,359

Deferred revenues	4,964	5,144
Capital lease obligations	41,613	43,876
Revolving credit facility	35,500	35,500
Term loan, less discount and prepaid costs of $6,605 and $4,579 respectively	241,398	283,421
Exit activities and restructuring liability	1,374	1,526
Deferred rent	4,188	4,642
Deferred tax liability	1,473	1,513
Other long-term liabilities	4,293	4,358
Total liabilities	385,806	434,339

Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 20,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 120,000 shares authorized; 82,156 and 57,799 shares outstanding, respectively	83	58
Additional paid-in capital	1,324,204	1,283,332
Treasury stock, at cost; 1,143 and 1,073 shares, respectively	(7,072)	(6,923)
Accumulated deficit	(1,286,579)	(1,278,699)
Accumulated items of other comprehensive loss	(1,334)	(1,492)
Total stockholders' equity	29,302	(3,724)
Total liabilities and stockholders' equity	$415,108	$430,615

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INTERNAP CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2017	2016
Cash Flows from Operating Activities:
Net loss	$(8,230)	$(9,644)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	17,745	19,113
Amortization of debt discount and issuance costs	715	522
Stock-based compensation expense, net of capitalized amount	598	1,922
Equity in earnings of equity-method investment	(30)	(36)
Provision for doubtful accounts	301	341
Non-cash change in capital lease obligations	71	487
Non-cash change in exit activities and restructuring liability	980	347
Non-cash change in deferred rent	(423)	(484)
Deferred taxes	254	77
Payment of debt lender fees	(2,583)	-
Other, net	(96)	202
Changes in operating assets and liabilities:
Accounts receivable	2,096	537
Prepaid expenses, deposits and other assets	123	1,946
Accounts payable	(2,247)	(1,815)
Accrued and other liabilities	(180)	(1,903)
Deferred revenues	(510)	191
Exit activities and restructuring liability	(1,386)	(804)
Asset retirement obligation	52	(174)
Other liabilities	14	(43)
Net cash flows provided by operating activities	7,264	10,782

Cash Flows from Investing Activities:
Purchases of property and equipment	(5,789)	(12,282)
Additions to acquired and developed technology	(200)	(399)
Net cash flows used in investing activities	(5,989)	(12,681)

Proceeds from credit agreements	-	1,500
Proceeds from stock issuance	40,282	-
Principal payments on credit agreements	(39,997)	(750)
Payments on capital lease obligations	(2,491)	(2,359)
Proceeds from exercise of stock options	7	-
Acquisition of common stock for income tax withholdings	(149)	(216)
Other, net	(157)	(76)
Net cash flows used in financing activities	(2,505)	(1,901)
Effect of exchange rates on cash and cash equivalents	15	(74)
Net decrease in cash and cash equivalents	(1,215)	(3,874)
Cash and cash equivalents at beginning of period	10,389	17,772
Cash and cash equivalents at end of period	$9,174	$13,898

7

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), this earnings press release includes additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less CapEx, normalized net loss, business unit contribution, business unit contribution margin, free cash flow and unlevered free cash flow. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures can be found below.

We define the following non-GAAP measures as follows:

●	Adjusted EBITDA is a non-GAAP measure and is GAAP net loss plus depreciation and amortization, interest expense, provision (benefit) for income taxes, other expense (income), (gain) loss on disposal of property and equipment, exit activities, restructuring and impairments, stock-based compensation, non-income tax contingency, strategic alternatives and related costs and organizational realignment costs.

●	Adjusted EBITDA margin is Adjusted EBITDA as a percentage of revenues.

●	Adjusted EBITDA less CapEx is Adjusted EBITDA less capital expenditures with Adjusted EBITDA for this non-GAAP measure defined as net cash flow provided by operating activities plus cash paid for interest, cash paid for taxes, cash paid for exit activities and restructuring, cash paid for strategic alternatives and related costs, cash paid for organizational realignment costs, payment of debt lender fees and other working capital changes less capital expenditures.

●	Normalized net loss is net loss plus exit activities, restructuring and impairments, stock-based compensation, non-income tax contingency, strategic alternatives and related costs and organizational realignment costs.

●	Business unit contribution is business unit revenues less direct costs of sales and services, customer support, and sales and marketing, exclusive of depreciation and amortization.

●	Business unit contribution margin is business unit contribution as a percentage of business unit revenue.

●	Free cash flow is net cash flows provided by operating activities minus capital expenditures.

●	Unlevered free cash flow is free cash flow plus cash interest expense.

We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and loss (gain) on disposals of property and equipment, as well as impairments and restructuring, to calculate Adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of our current ongoing operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.

We believe that excluding interest expense, provision (benefit) for income taxes and other expense (income) from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding interest expense, provision (benefit) for income taxes and other expense (income) as important supplemental information useful to their understanding of our historical results and estimating our future results.

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INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

We also believe that, in excluding the effects of interest expense, provision (benefit) for income taxes and other expense (income), our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

We believe that exit activities, restructuring and impairment charges, non-income tax contingency, strategic alternatives and related costs and organizational realignment costs are unique costs, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our current ongoing operating results and trends. Management believes that investors consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss by providing normalized net loss, excluding the effect of exit activities, restructuring and impairments, stock-based compensation and acquisition costs in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons.

Adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, Adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe Adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●	EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●	investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

Our management uses Adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, analysts and investors concerning our financial performance.

9

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Our presentation of business unit contribution and business unit contribution margin excludes depreciation and amortization in order to allow investors to see the business through the eyes of management.

We also have excluded depreciation and amortization from business unit contribution and business unit contribution margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Free cash flow and unlevered free cash flow are used in addition to and in conjunction with results presented in accordance with GAAP. Free cash flow and unlevered free cash flow should not be relied upon to the exclusion of GAAP financial measures. Free cash flow and unlevered free cash flow reflect an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure.

We use free cash flow and unlevered free cash flow, and ratios based on it, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe it is a useful measure of cash flows since capital expenditures are a necessary component of ongoing operations. In limited circumstances in which proceeds from sales of fixed assets exceed capital expenditures, free cash flow would exceed cash flow from operations. However, since we do not anticipate being a net seller of fixed assets, we expect free cash flow to be less than operating cash flows.

Free cash flow and unlevered free cash flow have limitations due to the fact that they do not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments made to service our debt or capital lease obligations. Therefore, we believe it is important to view free cash flow as a complement to our entire consolidated statements of cash flows.

Adjusted EBITDA less CapEx is used in addition to and in conjunction with results presented in accordance with GAAP. Adjusted EBITDA less CapEx should not be relied upon to the exclusion of GAAP financial measures. Adjusted EBITDA less CapEx reflects an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure.

We use Adjusted EBITDA less CapEx, and ratios based on it, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe it is a useful measure of cash flows since capital expenditures are a necessary component of ongoing operations.

Adjusted EBITDA less CapEx has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Adjusted EBITDA less CapEx does not incorporate payments made to service our debt or capital lease obligations. Therefore, we believe it is important to view Adjusted EBITDA less CapEx as a complement to our entire consolidated statements of cash flows.

Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is presented as we understand certain investors use it as one measure of our historical ability to service debt. Also adjusted EBITDA is used in our debt covenants.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

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INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA AND FORWARD LOOKING ADJUSTED EBITDA

A reconciliation of GAAP net loss to Adjusted EBITDA for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	March 31, 2017		December 31, 2016		March 31, 2016
Reconciliation of GAAP Net Loss to Adjusted EBITDA:	Amount	Percent	Amount	Percent	Amount	Percent

Total Revenue	$72,133	100.0%	$74,117	100.0%	$75,924	100.0%

Net Loss (GAAP)	$(8,230)	-11.4%	$(13,110)	-17.7%	$(9,644)	-12.7%
Add:
Depreciation and amortization	17,745	24.6%	19,021	25.7%	19,113	25.2%
Interest expense	8,137	11.3%	7,964	10.7%	6,985	9.2%
Provision (benefit) for income taxes	518	0.7%	236	0.3%	138	0.2%
Other expense (income)	67	0.1%	(88)	-0.1%	320	0.4%
(Gain) loss on disposal of property and equipment, net	(97)	-0.1%	(75)	-0.1%	28	0.0%
Exit activities, restructuring and impairments, including goodwill impairment	1,023	1.4%	7,149	9.6%	201	0.3%
Stock-based compensation	598	0.8%	280	0.4%	1,922	2.5%
Non-income tax contingency	1,500	2.1%	-	0.0%	-	0.0%
Strategic alternatives and related costs	6	0.0%	(136)	-0.2%	141	0.2%
Organizational realignment costs	287	0.4%	320	0.4%	1,272	1.7%
Adjusted EBITDA (non-GAAP)	$21,554	29.9%	$21,561	29.1%	$20,476	27.0%

A reconciliation of forward looking Adjusted EBITDA for full-year 2017 is as follows (in millions):

	2017 Full-Year Guidance
	Low		High
	Amount	Percent	Amount	Percent

Total Revenue	$275	100.0%	$285	100.0%

Net Loss (GAAP)	$(5)	-1.8%	$(1)	-0.4%
Add:
Depreciation and amortization	71	25.8%	71	24.9%
Interest expense		0.0%		0.0%
Provision for income taxes		0.0%		0.0%
Other expense (income)		0.0%		0.0%
(Gain) loss on disposal of property and equipment, net		0.0%		0.0%
Exit activities, restructuring and impairments, including goodwill impairment	7	2.5%	6	2.1%
Stock-based compensation	8	2.9%	10	3.5%
Non-income tax contingency		0.0%		0.0%
Strategic alternatives and related costs	2	0.7%	2	0.7%
Organizational realignment costs	2	0.7%	2	0.7%
Adjusted EBITDA (non-GAAP)	$85	30.9%	$90	31.6%

11

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

RECONCILIATION OF GAAP NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED EBITDA LESS CAPEX

A reconciliation of GAAP Net Cash Flows Provided by Operating Activities to Adjusted EBITDA less CapEx for each of the periods indicated is as follows (in thousands):

	Three Months Ended
Reconciliation of GAAP Net Cash Flows provided by Operating Activities	March 31,	December 31,	March 31,
to Adjusted EBITDA less CapEx:	2017	2016	2016

Net Cash Flow provided by operating activites :	$7,264	$10,185	$10,782

Add :
Cash paid for interest	7,336	7,604	6,540
Cash paid for income taxes	-	22	11
Cash paid for exit activities and restructuring	1,086	1,229	804
Cash paid for strategic alternatives and related costs	189	512	438
Cash paid for organizational realignment costs	267	1,664	200
Payment of debt lender fees	2,583	-	-
Other working capital changes	2,829	345	1,701
Adjusted EBITDA (non-GAAP)	$21,554	$21,561	$20,476

Less:
Capital Expenditures (CapEx)	$5,989	$6,250	$12,681
Adjusted EBITDA less CapEx	$15,565	$15,311	$7,795

12

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

RECONCILIATION OF NET LOSS AND BASIC TO NORMALIZED NET LOSS

Reconciliations of net loss, the most directly comparable GAAP measure, to normalized net loss:

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Net loss (GAAP)	$(8,230)	$(13,110)	$(9,644)
Exit activities, restructuring and impairments, including goodwill impairment	1,023	7,149	201
Stock-based compensation	598	280	1,922
Non-income tax contingency	1,500	-	-
Strategic alternatives and related costs	6	(136)	141
Organizational realignment costs	287	320	1,272
Normalized net loss (non-GAAP)	$(4,816)	$(5,497)	$(6,108)

13

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

BUSINESS UNIT CONTRIBUTION AND BUSINESS UNIT CONTRIUBTUION MARGIN

Business unit contribution and business unit contribution margin, which includes direct costs of sales and service, customer support and sales and marketing for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Revenues:
INAP COLO	$53,339	$54,971	$55,881
INAP CLOUD	18,794	19,146	20,043
Total	72,133	74,117	75,924

Direct costs of sales and services, customer support and sales and marketing:
INAP COLO	33,650	34,799	36,812
INAP CLOUD	9,464	9,872	10,957
Total	43,114	44,671	47,769

Business Unit Contribution:
INAP COLO	19,689	20,172	19,069
INAP CLOUD	9,330	9,274	9,086
Total	$29,019	$29,446	$28,155

Business Unit Contribution Margin:
INAP COLO	36.9%	36.7%	34.1%
INAP CLOUD	49.6%	48.4%	45.3%
Total	40.2%	39.7%	37.1%

14

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

FREE CASH FLOW AND UNLEVERED FREE CASH FLOW

Free cash flow and unlevered free cash flow are non-GAAP measures. Free cash flow is net cash flows provided by operating activities minus capital expenditures. Unlevered free cash flow is free cash flow plus cash interest expense (in thousands):

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Net cash flows provided by operating activities	$7,264	$10,185	$10,782
Capital expenditures :
Maintenance capital	(790)	(1,717)	(2,133)
Growth capital	(5,199)	(4,533)	(10,548)
Free cash flow (non-GAAP)	1,275	3,935	(1,899)

Cash interest expense	7,336	7,604	6,540
Unlevered free cash flow (non-GAAP)	$8,611	$11,539	$4,641

15